MACY’S, INC. ANNOUNCES EARLY RESULTS AND UPSIZING OF DEBT TENDER OFFER
CINCINNATI -- December 17, 2019 -- Macy’s, Inc. (NYSE: M) today announced the early results and upsizing of the previously announced tender offer (the “Tender Offer”) of its wholly owned subsidiary, Macy’s Retail Holdings, Inc. (the “Company”), to purchase up to an amended Maximum Tender Offer Amount (as defined below) of the outstanding debt securities identified in the table below (collectively, the “Notes”), in the order of priority and subject to the tender caps shown in the table. The Company has amended the terms of the Tender Offer to increase the combined aggregate principal amount of Notes subject to the Tender Offer (the “Maximum Tender Offer Amount”) from $450 million to $525 million. The combined tender cap for the 4.375% Senior Notes due 2023 and 2.875% Senior Notes due 2023 and the tender cap for the 3.875% Senior Notes due 2022 will remain unchanged, as set forth in the table below.
As of 5:00 p.m., New York City time, on December 16, 2019 (the “Early Tender Date”), approximately $1.82 billion aggregate principal amount of Notes were validly tendered and not validly withdrawn. The table below identifies the principal amount of each series of Notes validly tendered and not validly withdrawn and the principal amount the Company has accepted for purchase:

CUSIP Number	Title of Security	Acceptance Priority Level	Principal Amount Outstanding Prior to the Tender Offer	Tender Cap (1)	Principal Amount Tendered (2)	Principal Amount Accepted for Purchase	Final Proration Factor (3)
55616XAK3	4.375% Senior Notes due 2023	1	$400,000,000	$300,000,000	$189,827,000	$189,827,000	100%
55616XAH0	2.875% Senior Notes due 2023	2	$750,000,000		$256,089,000	$110,168,000	43.1%
55616XAF4	3.875% Senior Notes due 2022	3	$550,000,000	$100,000,000	$226,253,000	$99,997,000	44.3%
31410HAQ4	6.90% Senior Debentures due 2029	4	$191,796,000	N/A	$112,599,000	$112,599,000	100%
55616XAC1	7.0% Senior Debentures due 2028	5	$116,557,000	N/A	$27,984,000	$12,409,000	44.5%
55616XAB3	6.79% Senior Debentures due 2027	6	$71,167,000	N/A	$10,213,000	$0	0%
577778BH5	6.70% Senior Debentures due 2028	7	$102,897,000	N/A	$20,548,000	$0	0%
314275AC2	6.375% Senior Notes due 2037	8	$192,532,000	N/A	$73,997,000	$0	0%
577778CE1	6.7% Senior Debentures due 2034	9	$200,803,000	N/A	$163,445,000	$0	0%
577778CB7	6.65% Senior Debentures due 2024	10	$121,587,000	N/A	$13,158,000	$0	0%
55616XAN7	3.450% Senior Notes due 2021	11	$500,000,000	N/A	$186,159,000	$0	0%
55616XAL1	3.625% Senior Notes due 2024	12	$500,000,000	N/A	$206,352,000	$0	0%
55616XAM9	4.500% Senior Notes due 2034	13	$366,620,000	N/A	$172,113,000	$0	0%
55616XAG2	5.125% Senior Notes due 2042	14	$250,000,000	N/A	$74,838,000	$0	0%
55616XAJ6	4.30% Senior Notes due 2043	15	$250,000,000	N/A	$88,359,000	$0	0%

(1)
The tender cap of $300,000,000 for the 4.375% Senior Notes due 2023 and the 2.875% Senior Notes due 2023 represents the combined maximum aggregate principal amount of 4.375% Senior Notes due 2023 and 2.875% Senior Notes due 2023 that will be purchased in the Tender Offer. The tender cap of $100,000,000 for the 3.875% Senior Notes due 2022 represents the maximum aggregate principal amount of 3.875% Senior Notes due 2022 that will be purchased in the Tender Offer.

(2)	As of the Early Tender Date.

(3)	The final proration factor has been rounded to the nearest tenth of a percentage point for presentation purposes.

The amount of each series of Notes accepted for purchase was determined pursuant to the terms and conditions of the Tender Offer as set forth in the Offer to Purchase dated December 3, 2019 (the “Offer to Purchase”).
Notes not accepted for purchase will be promptly credited to the account of the registered holder of such Notes with The Depository Trust Company and otherwise returned in accordance with the Offer to Purchase.
Holders of Notes validly tendered and not validly withdrawn on or before the Early Tender Date and accepted for purchase will be eligible to receive the applicable Total Tender Offer Consideration (as defined in the Offer to Purchase), which includes an early tender premium of $30.00 per $1,000 principal amount of Notes. The applicable Total Tender Offer Consideration will be determined by reference to a fixed spread specified for such series of Notes over the yield based on the bid-side price of the applicable U.S. Treasury Security, as described in the Offer to Purchase. The Total Tender Offer Consideration will be calculated by the Dealer Managers (identified below) for the Tender Offer at 10:00 a.m., New York City time, today, December 17, 2019. All payments for Notes purchased in connection with the Early Tender Date will also include accrued and unpaid interest on the principal amount of Notes tendered and accepted for purchase from the last interest payment date applicable to the relevant series of Notes up to, but excluding, the early settlement date, which is currently expected to be December 18, 2019. In accordance with the terms of the Tender Offer, the withdrawal deadline was 5:00 p.m., New York City time, on December 16, 2019. As a result, tendered Notes may no longer be withdrawn, except in certain limited circumstances where additional withdrawal rights are required by law (as determined by the Company).
Although the Tender Offer is scheduled to expire at 11:59 p.m., New York City time, on December 31, 2019, because holders of Notes subject to the Tender Offer validly tendered and did not validly withdraw Notes on or before the Early Tender Date in an amount that exceeds the Maximum Tender Offer Amount, the Company does not expect to accept for purchase any tenders of Notes after the Early Tender Date.
BofA Securities, Inc., Credit Suisse Securities (USA) LLC, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC are the Dealer Managers for the Tender Offer. D.F. King & Co., Inc. is the Tender Agent and Information Agent. Persons with questions regarding the Tender Offer should contact BofA Securities, Inc. at (toll-free) (888) 292-0070 or collect at (980) 387-3907, Credit Suisse Securities (USA) LLC at (U.S. toll-free) (800) 820-1653, U.S. Bancorp Investments, Inc. at (U.S. toll-free) (877) 558-2607 and Wells Fargo Securities, LLC at (toll-free) (866) 309-6316. Requests for copies of the Offer to Purchase or questions regarding the tendering of Notes should be directed to D.F. King & Co., Inc. at (toll-free) (877) 864-5057, collect at (212) 269-5550 or by email to macys@dfking.com.
This press release is neither an offer to purchase nor a solicitation of an offer to sell the Notes. The Tender Offer is made only by the Offer to Purchase, as amended by this press release, and the information in this press release is qualified by reference to the Offer to Purchase, as amended. None of Macy’s or its affiliates, their respective boards of directors, the Dealer Managers, the Tender Agent, the Information Agent or the trustees with respect to any Notes is making any recommendation as to whether holders should tender any Notes in response to the Tender Offer, and neither Macy’s nor any such other person has authorized any person to make any such recommendation. Holders must make their own decision as to whether to tender any of their Notes, and, if so, the principal amount of Notes to tender.
About Macy's, Inc.
Macy’s, Inc. is one of the nation’s premier retailers, with fiscal 2018 sales of $24.971 billion and approximately 130,000 employees. The company operates approximately 680 department stores under the nameplates Macy’s and Bloomingdale’s, and approximately 190 specialty stores that include Bloomingdale’s The Outlet, Bluemercury, and Macy’s Backstage. Macy’s, Inc. operates stores in 43 states, the District of Columbia, Guam and Puerto Rico, as well as macys.com, bloomingdales.com and bluemercury.com. Bloomingdale’s stores in

Dubai and Kuwait are operated by Al Tayer Group LLC under license agreements. Macy’s, Inc. has corporate headquarters in Cincinnati, Ohio, and New York, New York.
All statements in this press release that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Macy’s management and are subject to significant risks and uncertainties. Actual results could differ materially from those expressed in or implied by the forward-looking statements contained in this release because of a variety of factors, including the possible invalidity of the underlying beliefs and assumptions; the success of Macy’s operational decisions, such as product sourcing, merchandise mix and pricing, and marketing, and strategic initiatives, such as Growth stores, Backstage on-mall off-price business, and vendor direct expansion; general consumer-spending levels, including the impact of general economic conditions, consumer disposable income levels, consumer confidence levels, the availability, cost and level of consumer debt, the costs of basic necessities and other goods and the effects of the weather or natural disasters; competitive pressures from department and specialty stores, general merchandise stores, manufacturers’ outlets, off-price and discount stores, and all other retail channels, including the Internet, catalogs and television; Macy’s ability to remain competitive and relevant as consumers’ shopping behaviors migrate to other shopping channels and to maintain its brand and reputation; possible systems failures and/or security breaches, including any security breach that results in the theft, transfer or unauthorized disclosure of customer, employee or company information, or the failure to comply with various laws applicable to Macy’s in the event of such a breach; the cost of employee benefits as well as attracting and retaining quality employees; transactions and strategy involving Macy’s real estate portfolio; the seasonal nature of Macy’s business; conditions to, or changes in the timing of, proposed transactions, and changes in expected synergies, cost savings and non-recurring charges; the potential for the incurrence of charges in connection with the impairment of intangible assets, including goodwill; possible changes or developments in social, economic, business, industry, market, legal, and regulatory circumstances and conditions; possible actions taken or omitted to be taken by third parties, including customers, suppliers, business partners, competitors and legislative, regulatory, judicial and other governmental authorities and officials; changes in relationships with vendors and other product and service providers; currency, interest and exchange rates and other capital market, economic and geo-political conditions; unstable political conditions, civil unrest, terrorist activities and armed conflicts; the possible inability of Macy’s manufacturers or transporters to deliver products in a timely manner or meet Macy’s quality standards; Macy’s reliance on foreign sources of production, including risks related to the disruption of imports by labor disputes, regional health pandemics, and regional political and economic conditions; duties, taxes, other charges and quotas on imports; and other factors identified in documents filed by Macy’s with the Securities and Exchange Commission. Macy’s disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Contacts:
Media – Blair Rosenberg
646-429-6032
media@macys.com

Investors – Mike McGuire
513-579-7780
investors@macys.com